Report of Independent Auditors

To the Shareholders and Board of Trustees
   Of Van Kampen Bond Fund


In planning and performing our audit of the financial statements of Van Kampen Bond Fund for the year ended June 30, 1999, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on the internal control.

The management of Van Kampen Bond Fund is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgements by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use, or disposition.

Because of inherent limitations in internal control, error or fraud may occur and not be detected. Also, projection of any evaluation of internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more specified internal control components does not reduce to a relatively low level the risk that errors or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving the internal control and its operations, including control for safeguarding securities, that we consider to be material weaknesses as defined above at June 30, 1999.

This report is intended solely for the information and use of the Board of Trustees and management of Van Kampen Bond Fund and the Securities and Exchange Commission.

                                                        /s/ Ernst & Young LLP

Houston, Texas
July 23, 1999